                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 3 to Form S-1 of Nexstar Broadcasting Group, Inc. of our reports dated March 5, 2003, except as to Note 14, which is as of March 27, 2003 relating to the financial statements and financial statement schedules of Nexstar Broadcasting Group, L.L.C., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 12, 2003


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 3 to Form S-1 of Nexstar Broadcasting Group, Inc. of our reports dated September 12, 2003 relating to the financial statements and financial statement schedules of Quorum Broadcasting Holdings, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 12, 2003


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 3 to Form S-1 of Nexstar Broadcasting Group, Inc. of our reports dated September 11, 2003, relating to the financial statements and financial statement schedules of Nexstar Broadcasting Group, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 12, 2003